Exhibit 10.5

AIRGAIN, INC.

2003 EQUITY INCENTIVE PLAN

Adopted May 16, 2003

Amended by the Board of Directors June 14, 2005, February 1, 2007, April 17, 2008

Amendments Approved by the Shareholders July 11, 2005, February 2, 2007, April 17, 2008

1.	GENERAL.

(a) Purposes. The purposes of the Plan are as follows:

(i) To provide additional incentive for selected Employees, Directors and Consultants to further the growth, development and financial success of the Company by providing a means by which such persons can personally benefit through the ownership of capital stock of the Company; and

(ii) To enable the Company to secure and retain key Employees, Directors and Consultants considered important to the long-range success of the Company by offering such persons an opportunity to own capital stock of the Company.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(c) Available Stock Awards. The following Stock Awards are available under the Plan: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Award Shares” means the shares of Common Stock of the Company issued or issuable pursuant to a Stock Award, including Option Shares issued or issuable pursuant to an Option.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, as reasonably determined by the Board in each case, a Participant’s personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of the Plan, any Option Agreement, any employment or consulting agreement, or any proprietary information agreement.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee appointed by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock, without par value, of the Company; provided, however, that if the Company’s articles of incorporation authorize the issuance of only one class of stock, “Common Stock” shall mean such class of stock.

(h) “Company” means Airgain, Inc. (formerly, AM Group Corporation), a California corporation.

(i) “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render bona fide services and who is providing such services at the time a Stock Award is granted; provided that the term “Consultant” shall not include a person who provides services in connection with the offer and sale of securities in a capital-raising transaction or in connection with promoting or maintaining a market for the Company’s securities.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code and as interpreted by the Board in each case.

(l) “Employee” means any person, including officers and Directors, employed by the Company or any Affiliate of the Company; provided, however, that neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(i) If the Common Stock is listed on any established stock exchange, or is traded on the Nasdaq National Market or the Nasdaq SmallCap Market, or any successor thereto, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the date of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (but not on the National Market or SmallCap Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and high asked prices for the Common Stock on the last market trading day prior to the date of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p) “Option” means a stock option granted pursuant to the Plan.

(q) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Board and incorporated therein.

(r) “Optionee” means the Participant to whom an Option is granted or, if applicable, such other person who holds an outstanding Option.

(s) “Option Shares” means the shares of Common Stock of the Company issued or issuable pursuant to the exercise of an Option.

(t) “Participant” means an Optionee or any other person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(u) “Plan” means this 2003 Equity Incentive Plan.

(v) “Securities Act” means the Securities Act of 1933, as amended.

(w) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(x) “Stock Award Agreement” means a written agreement, including an Option Agreement, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and any additional rules and regulations adopted by the Board and incorporated therein.

(y) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

(z) “Termination of Service” means:

(i) With respect to Stock Awards granted to a Participant in his or her capacity as an Employee, the time when the employer-employee relationship between the

Participant and the Company (or an Affiliate) is terminated for any reason, including without limitation a termination by resignation, discharge, death or retirement. The Board, in its sole discretion, may determine whether a Termination of Service has occurred in the case of any leave of absence approved by the Board, including sick leave, personal leave and military leave; provided, however, that any such leave for purposes of an Incentive Stock Option shall not exceed ninety (90) days unless (A) the Board determines to extend such period upon the acknowledgment of the Participant that such an Option would become a Nonstatutory Stock Option, or (B) re-employment upon the expiration of such leave is guaranteed by contract (including by Company policy) or statute;

(ii) With respect to Stock Awards granted to a Participant in his or her capacity as a Director, the time when the Participant ceases to be a Director for any reason, including without limitation a cessation by resignation, removal, failure to be reelected, death or retirement, but excluding cessations where there is a simultaneous or continuing employment of the former Director by the Company (or an Affiliate) and the Board expressly deems such cessation not to be a Termination of Service; and

(iii) With respect to Stock Awards granted to a Participant in his or her capacity as a Consultant, the time when the contractual relationship between the Participant and the Company (or an Affiliate) is terminated for any reason.

The Board, in its absolute discretion, shall determine the effect of all other matters and questions relating to a Termination of Service.

3.	ADMINISTRATION.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3(c) below.

(b) The Board shall have the power, except as otherwise provided in the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards, (B) when and how the Stock Awards shall be granted, (C) what type or combination of types of Stock Awards will be granted, (D) the provisions of each Stock Award granted (which need not be identical), including the time or times such Stock Award may vest in whole or in part, and (E) the number of shares of Common Stock for which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of its power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan as provided in Section 15.

(iv) To place such restrictions on the sale or other disposition of Award Shares as may be deemed appropriate by the Board.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in the Plan to the Board shall thereafter be deemed to be references to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.	SHARES SUBJECT TO THE PLAN.

Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate six million (6,000,000) shares of the Company’s Common Stock. If any Stock Award shall for any reason expire or otherwise terminate without having been exercised in full, the Award Shares not issued pursuant to such Stock Award shall again become available for grant under the Plan.

5.	ELIGIBILITY.

(a) General. Incentive Stock Options may be granted only to Employees; all other Stock Awards may be granted only to Employees, Directors and Consultants. In the event a Participant is both an Employee and a Director, or a Participant is both a Director and a Consultant, the Stock Award Agreement shall specify the capacity in which the Participant is granted the Stock Award; provided, however, if the Stock Award Agreement is silent as to such capacity, the Stock Award shall be deemed to be granted to the Participant as an Employee or as a Consultant, as applicable.

(b) Ten Percent Shareholders.

(i) A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(ii) A Ten Percent Shareholder shall not be granted a restricted stock award unless the purchase price of the restricted stock is at least (i) one hundred percent (100%) of the Fair Market Value of the Common Stock at the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock at the date of grant as is permitted by Section 260.140.42 of Title 10 of the California Code of Regulations at the time of the grant of the restricted stock award.

6.	OPTION AGREEMENT PROVISIONS.

Each Option shall be granted pursuant to a written Option Agreement, signed by an officer of the Company and by the Optionee, which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Option Agreements need not be identical, but each Option Agreement shall include (through incorporation of the provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Price. Subject to Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Option shall be set forth in the applicable Option Agreement; provided, however, that the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date such Option is granted.

(c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option Agreement, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest necessary to avoid a charge to earnings for financial accounting purposes.

(d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the Optionee’s lifetime only by the Optionee. A Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution, or as otherwise permitted by Rule 701 adopted under the Securities Act.

(e) Vesting. The total number of Option Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that, from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the Option Shares allotted to any period, and may be exercised with respect to some or all of the Option Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any Option Shares then remaining subject to the Option.

(f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under Section 6(d), as a condition of exercising any such Option, (i) to give written assurances satisfactory to the Company as to the Optionee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option, and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Option Shares subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the Option Shares. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the Option Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act or, as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

(g) Termination of Service. In the event of the Termination of Service of an Optionee for any reason (other than for Cause or upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is set forth in the Option Agreement, and only to the extent that the Optionee was entitled to exercise the Option at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, such exercise period provided in the Option Agreement shall not exceed ninety (90) days from the date of termination. In the event of the Termination of Service of an Optionee for Cause, except as otherwise determined by the Board in the specific situation, all Options granted to such Optionee shall expire as of the date of the occurrence giving rise to such termination or upon the date such options expire by their terms, whichever is earlier, and such Optionee shall have no rights with respect to any unexercised Options. If, at the date of a Termination of Service, the Optionee is not entitled to exercise his or her entire Option, the Option Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after a Termination of Service, the Optionee does not exercise his or her Option within the period specified in the Option Agreement, the Option shall terminate, and the Option Shares covered by such Option shall revert to the Plan.

(h) Disability of Optionee. In the event of a Termination of Service of an Optionee as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within the period specified in the Option Agreement (in no event to exceed twelve (12) months from the date of such termination in the case of an Incentive Stock Option), and only to the extent that the Optionee was entitled to exercise the Option at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of a Termination of Service, the Optionee is not entitled to exercise his or her entire Option, the Option Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after a Termination of Service, the Optionee does not exercise his or her Option within the period specified in the Option Agreement, the Option shall terminate, and the Option Shares covered by such Option shall revert to the Plan.

(i) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised within the period specified in the Option Agreement by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Option Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified in the Option Agreement, the Option shall terminate, and the Option Shares covered by such Option shall revert to the Plan.

(j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time prior to a Termination of Service to exercise the Option as to any part or all of the Option Shares prior to the full vesting of the Option. Any unvested Option Shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Award Shares issued pursuant to a stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Service. In the event of a Termination of Service, the Company may reacquire any or all of the Award Shares held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv) Transferability. Rights to acquire Award Shares under the stock bonus agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(b) Restricted Stock Purchase Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price for such restricted stock awards shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii) Vesting. Award Shares acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Service. In the event of a Participant’s Termination of Service, the Company may repurchase or otherwise reacquire any or all of the Award Shares held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v) Transferability. Rights to acquire Award Shares under the restricted stock purchase agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

8.	COVENANTS OF THE COMPANY.

(a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Award Shares upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Awards or any Award Shares. If, after reasonable efforts or without unreasonable expense, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Award Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Award Shares upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS.

Proceeds from the sale of Award Shares shall be used for general operating capital of the Company.

10.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

(a) If any change is made in the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and all outstanding Stock Awards will be appropriately adjusted in the class and maximum number of shares subject to the Plan and the class and number of shares and price per share of Common Stock subject to outstanding Stock Awards. Such adjustment shall be made by the Board, the determination of which shall be final, binding and conclusive.

(b) In the event of a merger or consolidation in which the Company is not the surviving corporation, then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar stock options (including an option to acquire the same consideration paid to the shareholders in the transaction described in this subsection 10(b)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar stock options for those outstanding under the Plan, then the Options shall terminate if not exercised (to the extent then vested and exercisable) at or prior to such event.

(c) In the event of a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any acquiring corporation (or a corporation which directly or indirectly controls such an acquiring corporation) shall assume any Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to the shareholders in the transaction described in this subsection 10(c)) for those outstanding under the Plan. In the event any acquiring corporation or corporation controlling such an acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then the Options shall terminate if not exercised (to the extent then vested and exercisable) at or prior to such event.

11.	ACCELERATION OF EXERCISABILITY AND VESTING.

The Board shall have the power to accelerate the time at which any or all Stock Awards may first be exercised or the time during which any or all Stock Awards or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in any Stock Award stating the time at which it may first be exercised or the time during which it will vest. By approval of the Plan, the Company’s shareholders consent to any such accelerations in the Board’s sole discretion.

12.	DISSOLUTION OR LIQUIDATION

In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

13.	FINANCIAL INFORMATION.

The Company shall provide to each Participant on an annual basis a copy of the annual financial report prepared by the Company’s independent certified public accountants, or such other periodic financial report which conforms with Section 260.140.46 of Title 10 of the California Code of Regulations.

14.	MISCELLANEOUS.

(a) Neither a Participant nor any person to whom a Stock Award is transferred shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Award Shares unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms and the Company has duly issued a stock certificate for such Award Shares.

(b) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant) or shall restrict the right of the Company or any Affiliate to terminate the employment or consulting relationship of any Participant with or without cause.

(c) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(d) The Company and the members of the Board shall be relieved from any liability for the non-issuance or non-transfer, or any delay of issuance or transfer, of any Award Shares which results from the inability of the Company to comply with, or to obtain, or from any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer Award Shares if counsel for the Company deems such authority reasonably necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing Award Shares to reflect such transfer restrictions.

15.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment where the amendment will:

(i) Increase the number of shares reserved for Stock Awards under the Plan, except as provided in Section 10 relating to adjustments upon changes in Common Stock;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under the Plan into compliance therewith.

(c) The rights and obligations under any Stock Award granted before any amendment of the Plan shall not be altered or impaired by such amendment unless the Company requests the consent of the person to whom the Stock Award was granted and such person consents in writing.

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2012 (which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.) No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on May 16, 2003, which is the date that the Plan was adopted by the Board, provided that the shareholders of the Company approve or have approved the Plan within twelve (12) months of such date. No Options granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, and all Stock Awards granted under the Plan shall be rescinded if shareholder approval of the Plan is not obtained within such 12-month period.